Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (this "*Agreement*"), dated as of August 14, 2026 (the "*Effective Date*"), is entered into by and among OCEES International, Inc., a Hawaii corporation ("*OCEES*"), Ocean Thermal Energy Corporation, a Nevada corporation and the parent company of OCEES ("*OTEC*"), and Jeremy P. Feakins, an individual ("*Feakins*").

WHEREAS, Feakins desires to purchase and OCEES desires to issue and sell, upon the terms and conditions set forth in this Agreement, 900,000 shares (the "*Shares*") of OCEES's common stock, no par value (the "*Common Stock*").

NOW, THEREFORE, the parties hereby agree as follows:

1. Purchase and Sale of the Shares of Common Stock.

(a) *Purchase of Shares.* OCEES hereby issues and sells to Feakins, and Feakins hereby purchases from OCEES, the Shares.

(b) *Form of Payment.* On November 6, 2017, OTEC entered into a loan agreement and promissory note (collectively, the "*Loan*") with JPF Venture Group, Inc., a Delaware corporation owned by Feakins ("*JPF*"). OTEC currently owes $1,076,572.47 under the Loan, which is in default. JPF has assigned all amounts due and owing under the Loan (the "*Loan Receivable*") to Feakins. As consideration for the Shares, Feakins hereby assigns and transfers to OCEES, free and clear of any Encumbrances (as defined below), the Loan Receivable.

(c) *Closing Dates.* The date and time of the issuance and sale of the Shares pursuant to this Agreement shall be 12:01 A.M., Eastern Time, on the Effective Date.

2. Buyer's Representations and Warranties.

Feakins represents and warrants to OCEES and OTEC that:

(a) *Investment Purpose.* Feakins is purchasing the Shares for his own account and not with a present view towards the public sale or distribution of the Shares.

(b) *Accredited Investor Status.* Feakins is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) *Transfer Restrictions.* Feakins understands that the Shares have not been registered under the Securities Act of 1933, and may only be sold pursuant to an effective registration or applicable exemption from registration, and that the Shares will bear a restrictive legend.

(d) *Loan Receivable.* Feakins has not sold, pledged or otherwise transferred any interest in the Loan Receivable, and is the sole owner of the Loan Receivable free and clear of any Encumbrances. The Loan Receivable is a valid and outstanding obligation of OTEC, and as of June 30, 2026, the amount of the Loan Receivable is $1,076,572.47.

(e) *Enforceability.* This Agreement has been duly executed and delivered by Feakins, and this Agreement constitutes a valid and binding agreement of Feakins enforceable in accordance with its terms.

3. OTEC's Representations and Warranties.

OTEC represents and warrants to Feakins that:

(a) *Capitalization.* As of the date hereof, the authorized common stock of OCEES consists of 100,000,000 shares of Common Stock, of which 100,000 shares are issued and outstanding, all of which are owned by OTEC. There are no other authorized or issued shares of capital stock of OCEES. There are no options, warrants, convertible notes, or other derivative securities convertible into or exchangeable for shares of capital stock of OCEES. No party has the right to purchase or otherwise acquire any shares of capital stock of OCEES.

(b) *Issuance of Shares.* The Shares are duly authorized and upon issuance will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (collectively, "*Encumbrances*") with respect to the issuance of the Shares, are not subject to preemptive rights or other similar rights of shareholders of OCEES, and will not impose personal liability upon Feakins.

(c) *Organization and Qualification.* OCEES is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. OCEES does not own, directly or indirectly, any equity or other ownership interest in any entity.

(d) *Authorization; Enforcement.* Each of OTEC and OCEES has: (i) all requisite corporate power and authority to enter into and perform this Agreement; (ii) been duly authorized by its board of directors to enter into and perform this Agreement, and no further consent or authorization is required; (iii) duly executed and delivered this Agreement; and (iv) this Agreement constitutes a legal, valid and binding obligation of each of OTEC and OCEES enforceable against it in accordance with its terms.

(e) *No Conflicts.* The execution, delivery and performance of this Agreement by each of OTEC and OCEES will not: (i) conflict with or result in a violation of any provision of its certificate of incorporation or bylaws; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which it is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any of its property or assets are bound.

4. Royalty.

OCEES agrees to pay a royalty to OTEC equal to 50.0% of Net OTEC Profits (the "*Royalty*"). "Net OTEC Profits" means: (i) OCEES's gross revenues from ocean thermal energy conversion power generation, desalinated water production, and cooling operations, including related infrastructure services, power purchase agreements, or other related commercial contracts; less (ii) all related operating expenses. OCEES's Net OTEC Profits will be determined by the board of directors of OCEES on a quarterly basis in good faith and consistent with generally accepted accounting principles. OCEES will pay the Royalty (if any) for each quarter within 60 days of the quarter end and will provide to OTEC a reasonably detailed calculation of OCEES's Net OTEC Profits for the quarter.

5. Additional Provisions.

(a) *Governing Law.* This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to principles of conflicts of laws.

(b) *Signatures.* This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement may be executed via DocuSign or other electronic signature.

(c) *Severability.* In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision of this Agreement which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.

(d) *Entire Agreement; Amendments.* This Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, none of the parties makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties.

(e) *Notices.* All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) delivered by reputable air courier service with charges prepaid, or (ii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon email receipt at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day

following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The parties' notice information is set forth below. Each party shall provide notice to the other party of any change in address.

To OCEES or OTEC:	To Feakins:
3675 Market Street Suite 200 Philadelphia, Pennsylvania 19104	Trevelyan Farm 1200 W. Penn Grant Road Lancaster, Pennsylvania 17603 Email: Jeremy.Feakins@OTECorporation.com

(f) *Successors and Assigns.* This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither OCEES nor Feakins may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

(g) *Further Assurances.* Each party agrees to do and perform, or cause to be done and performed, all further acts, and to execute and deliver all other agreements and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

OCEES INTERNATIONAL, INC.

Antoinette R. Hempstead

By Antoinette K. Hempstead, Director

Peter Wolfson

By Peter H. Wolfson, Director

OCEAN THERMAL ENERGY CORPORATION

Antoinette R. Hempstead

By Antoinette K. Hempstead, Director

Peter Wolfson

By Peter H. Wolfson, Director

Jeremy Feakins

Jeremy P. Feakins, individually